Media	Investor Relations
Robert C. Ferris	Elena Doom
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	elena.doom@honeywell.com

Honeywell Completes sale of its Friction Materials
Business to federal-Mogul

  Divestiture Consistent with Honeywell’s Focus on High Growth, Global Technologies
  Honeywell Transportation Systems Realigned with Honeywell Aerospace
  Honeywell to Consist of Three Business Segments: Aerospace, Automation and Control Solutions, and Performance Materials and Technologies

MORRIS TOWNSHIP, N.J., July 14, 2014 –Honeywell (NYSE: HON) today announced it has completed the sale of its Friction Materials (FM) business to Federal-Mogul in a cash transaction valued at approximately $155 million.  The transaction does not include the Bendix® name or line of products or business in the United States.  In addition, joint ventures that operate in Australia, Thailand, and Malaysia will be retained as will Honeywell’s ownership of the non-operating sites in Condé, France and Guangzhou, China.

The Company will also realign its Transportation Systems business segment with its Aerospace business segment to better take advantage of the engineering and technology similarities and the shared business models between these two business segments.  Under the realigned segment reporting structure, the Company will have three business segments:  Aerospace, Automation and Control Solutions, and Performance Materials and Technologies.

“The sale of the Friction Materials business is a significant step in our effort to fully align the Honeywell portfolio around Great Positions in Good Industries,” said Honeywell Chairman and CEO Dave Cote.  “Honeywell is a global technology leader and our Turbo business is one of our innovation crown jewels. Born out of our Aerospace business, the automotive turbocharger is a miniature jet engine.  To leverage shared strengths and synergies, we will merge Transportation Systems, which includes our Turbo Technologies business, with Aerospace.  We expect the transition to be seamless with both businesses benefitting from expanded sharing of the technical expertise that enables them to offer differentiated products to customers in their respective markets.”

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FM Sale Completed - 2

This realignment has no impact on the Company’s historical consolidated financial position, results of operations, or cash flows. Effective with the reporting of third quarter 2014 results, the Company will report its financial performance based on the inclusion of Transportation Systems in Aerospace.   To provide historical information on a basis consistent with its new reporting structure, the Company will make available during the third quarter of 2014 certain historical segment results recast to conform to the new reporting structure.  The re-casted financial information will not represent a restatement of previously issued financial statements.

Honeywell (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes and industry; turbochargers; and performance materials. Based in Morris Township, N.J., Honeywell’s shares are traded on the New York, London, and Chicago Stock Exchanges.  For more news and information on Honeywell, please visit www.honeywellnow.com.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

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